As filed with the Securities and Exchange Commission on January 26, 2018

Registration No. 333-222103

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSENTERIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2962080
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, NC 27560

(919) 765-8400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph P. Slattery

EVP and Chief Financial Officer

635 Davis Drive, Suite 300

Morrisville, NC 27560

(919) 765-8400

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Mary J. Mullany, Esquire

Ballard Spahr LLP

1735 Market Street, 51st Floor

Philadelphia, PA 19103

(215) 864-8631

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common stock, par value $0.001 per share, underlying previously issued Series B Warrants	9,579,884	$2.015	$19,303,466.26	$2,403.28

(1)	Represents shares issuable upon the exercise of the Company’s outstanding Series B Warrants. The Series B Warrants were issued and sold pursuant to the Company’s registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2014 and was declared effective on December 19, 2014 (File No. 333-199998), and post-effectively amended pursuant to Post-Effective Amendment No. 1 on Form S-3, as filed with the SEC on March 8, 2016 and declared effective on June 22, 2016 (the “Prior Registration Statement”), and the shares issuable upon exercise of the Series B Warrants were originally offered for sale under the Prior Registration Statement.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the average of the high and low sales price of our common stock as reported on the NYSE American January 22, 2018.
(4)	The shares of common stock issuable upon the exercise of the Series B Warrants were previously registered pursuant to the Prior Registration Statement. In connection with such previous registration, the Registrant paid an aggregate registration fee of $11,620. Pursuant to Rule 415(a)(6) under the Securities Act, the portion of filing fees previously paid in connection with the securities being registered hereunder will continue to be applied to the same, and no additional fee is required to be paid for the current registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

The Company has an existing “shelf” registration statement on Form S-3, File No. 333-199998, the Prior Registration Statement, that was declared effective on December 19, 2014 and which expired on December 19, 2017 pursuant to Rule 415(a)(5) under the Securities Act. The common stock registered hereunder consists of shares of common stock issuable upon the exercise of Series B Warrants to purchase an aggregate of 9,579,884 shares of common stock at an exercise price of $1.00 per share, which Series B Warrants were previously issued in connection with our May 2017 public offering of 24,900,000 units, or the May 2017 Offering, and registered pursuant to the Prior Registration Statement.

We are filing this new Registration Statement for the sole purpose of ensuring that an effective Registration Statement covers the exercise of the outstanding Series B Warrants. In accordance with SEC rules, the Registrant may continue to offer and sell securities being registered hereunder during the grace period afforded by Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. If the Registrant sells any securities being registered hereunder during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 26, 2018

PROSPECTUS

9,579,884 Shares of Common Stock underlying previously issued Series B Warrants

This prospectus relates to the issuance of up to 9,579,884 shares of common stock of TransEnterix, par value $0.001 per share, underlying outstanding Series B Warrants previously issued as part of the Company’s public offering of units that was completed on May 3, 2017. Each Series B Warrant has an initial exercise price of $1.00 per share and may be exercised, in cash or by a cashless exercise, at the election of the holder, at any time beginning on May 3, 2017, the date of issuance, and from time to time thereafter, through and including the fifth anniversary of the issuance date.

We may receive up to $9,579,884 upon the exercise of the Series B Warrants, if and when the warrant holders elect to exercise such warrants for cash. Any amounts received from such exercises will be used for working capital and other general corporate purposes. We will not receive any proceeds from the sale of the underlying common stock by the holders of the Series B Warrants. All costs and expenses incurred in connection with the registration of the offering made hereby will be paid by us.

The registration of these shares does not necessarily mean that any holder of a Series B Warrant will exercise such warrant or that the underlying shares of common stock will be offered or sold by such holder.

Our common stock is traded on the NYSE American under the symbol “TRXC.” On January 22, 2018, the closing price of our common stock was $1.97 per share.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” on page 4.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                 .

ABOUT THIS PROSPECTUS

The Company has an existing “shelf” registration statement on Form S-3, File No. 333-199998, the Prior Registration Statement, that was declared effective on December 19, 2014 and which expired on December 19, 2017 pursuant to Rule 415(a)(5) under the Securities Act. The common stock registered hereunder consists of shares of common stock issuable upon the exercise of Series B Warrants to purchase an aggregate of 9,579,884 shares of common stock at an exercise price of $1.00 per share, which Series B Warrants were previously issued in connection with our May 2017 public offering of 24,900,000 units, or the May 2017 Offering, and registered pursuant to the Prior Registration Statement.

We are filing this new Registration Statement for the sole purpose of ensuring that an effective Registration Statement covers the exercise of the outstanding Series B Warrants. In accordance with SEC rules, the Registrant may continue to offer and sell securities being registered hereunder during the grace period afforded by Rule 415(a)(5). Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement. If the Registrant sells any securities being registered hereunder during the grace period, the Registrant will identify in a pre-effective amendment to this Registration Statement the new amount of securities to be carried forward to this Registration Statement in reliance upon Rule 415(a)(6).

This prospectus provides you with a general description of the Company and our securities. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). We have not authorized anyone to provide you with any different information. We are offering to sell our securities, and seeking offers to buy, only in jurisdictions where offers and sales are permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 4 and our financial statements and the related notes incorporated by reference into this prospectus, before making an investment decision. As used in this prospectus, the terms “Transenterix,” “the Company,” “we,” “us,” and “ours” refer to Transenterix, Inc.

Company Overview

We are a medical device company that is pioneering the use of robotics to improve minimally invasive surgery by addressing the clinical challenges associated with current laparoscopic and robotic options. The Company is focused on the commercialization of its Senhance™ Surgical Robotic System, or the Senhance System, a multi-port robotic system that brings the advantages of robotic surgery to patients while enabling surgeons with innovative technology such as haptic feedback and eye sensing camera control. The Company also developed the SurgiBot System, a single-port, robotically enhanced laparoscopic surgical platform. The Senhance System has been granted a CE Mark in Europe for laparoscopic abdominal and pelvic surgery, as well as limited thoracic operations excluding cardiac and vascular surgery. In April 2017, the Company submitted a 510(k) application to the FDA for the Senhance System. On October 13, 2017, the Company received Section 510(k) clearance from the FDA for use in laparoscopic colorectal and gynecologic surgery. The Senhance System is available for sale in the U.S., the EU and select other countries. The SurgiBot System is not available for sale in any market.

The Senhance System is a multi-port robotic surgery system which allows multiple robotic arms to control instruments and a camera. The system features advanced technology to enable surgeons with haptic feedback and the ability to move the camera via eye movement. The system replicates laparoscopic motion that is familiar to experienced surgeons. The system also allows for integration with third-party leading vision technologies which may include 3DHD or fluorescence imaging modalities. The Senhance System also offers responsible economics to hospitals by offering robotic technology with reusable instruments thereby reducing additional costs per surgery when compared to other robotic solutions.

The SurgiBot System is designed to utilize flexible instruments through articulating channels controlled directly by the surgeon, with robotic assistance, while the surgeon remains patient-side within the sterile field. In June 2015, the Company submitted a 510(k) application to the FDA for the SurgiBot System. On April 19, 2016, the FDA notified the Company that the SurgiBot System did not meet the criteria for substantial equivalence based on the data and information submitted by TransEnterix in the 510(k) submission. After interactions with the FDA, the Company determined that a new 510(k) application would need to be submitted in order to obtain clearance for the SurgiBot System. On December 15, 2017, the Company sold all of its SurgiBot System related assets, including all related intellectual property, pursuant to a System Sale and Cooperation Agreement with Great Belief International Limited.

Our current strategy is to focus our resources on the development and commercialization of the Senhance System. As of December 31, 2017, we have entered into sales agreements for five Senhance Systems. Revenues associated with the sale of one Senhance System in Taiwan will be deferred until regulatory approval for clinical use is received and clinical use of the system commences.

We believe that:

•	there are a number of hospitals in the U.S. and internationally that could benefit from the addition of robotic-assisted minimally invasive surgery and, with the Senhance System, lower operational costs;

•	with the Senhance System, surgeons can benefit from the haptic feedback, enhanced visualization control, improved ergonomics and precision of movement enabled by a robotic interface in minimally invasive surgical procedures; and

•	patients will continue to seek a minimally invasive option, offering minimal scarring and fewer incisions, for many common colorectal and gynecologic surgeries, which desires are addressed by the Senhance System.

We believe that future outcomes of minimally invasive surgery will be enhanced through our combination of more advanced tools and robotic functionality which are designed to: (i) empower surgeons with improved precision, dexterity and visualization; (ii) improve patient satisfaction and enable a desirable post-operative recovery; and (iii) provide a cost-effective robotic system, compared to existing alternatives today, for a potentially wide range of clinical applications.

The Senhance System

The Senhance System is a multi-port robotic surgery system that allows up to four robotic arms to control instruments and a camera. The system builds on the success of laparoscopy by enhancing the traditional features that surgeons have come to expect from existing products and by addressing some of the trade-offs associated with using competing robotic offerings versus traditional instruments for laparoscopic procedures. The Senhance System also offers responsible economics to hospitals by offering reusable instruments that reduce additional costs per surgery when compared to laparoscopy. The Senhance System has been granted a CE Mark in Europe for use in abdominal and pelvic surgery and has received Section 510(k) clearance from the FDA for use in laparoscopic colorectal and gynecologic surgery.

Key features of the Senhance System are:

•	Haptic Feedback: The Senhance System’s force feedback provides the surgeon with the ability to feel the tissue response during a procedure;

•	Enhanced Vision: The Senhance System features vision control technology and gives the surgeon the ability to move the camera via eye movement so that the camera is centered in the surgeon’s field of vision. The surgeon has the choice to integrate several potential endoscopic camera technologies with the visualization control, such as three-dimensional high definition, or 3DHD, and fluorescence imaging modalities;

•	Laparoscopic Motion: The Senhance System utilizes laparoscopic motion that is similar to the motion used during traditional laparoscopic surgeries;

•	View of the Sterile Field: The Senhance System offers the surgeon an open view of the operating room and sterile field from the console; and

•	Enables use of standard trocars: The Senhance System allows for standard laparoscopic trocars to be used and does not require that robotic arms be docked directly to the patient.

The Company operates in one business segment.

Recent Events

Senhance Clearance

In April 2017, the Company submitted a 510(k) application to the FDA for the Senhance System. On October 13, 2017, the Company received Section 510(k) clearance from the FDA for use in laparoscopic colorectal and gynecologic surgery.

U.S. Sale of Senhance System

On November 13, 2017, the Company announced that it had entered into agreements to sell a Senhance System to Adventist Health System/Sunbelt, Inc. d/b/a Florida Hospital Orlando. The sale represented the first Senhance System sale in the United States by the Company.

System Sale and Cooperation Agreement

On December 15, 2017, the Company entered into a System Sale and Cooperation Agreement, or the Sale Agreement, with Great Belief International Limited, or the Buyer. Pursuant to the Sale Agreement, the Company sold all of its SurgiBot System related assets, including all related intellectual property, to the Buyer for initial aggregate consideration of $15,000,000 (of which $3,000,000 is paid for the purchase of 1,286,449 shares of the Company’s common stock), and future royalties, with minimum royalties of $14,000,000 over five years. The Company has both a right of first offer and a right of first refusal to elect to distribute or co-distribute SurgiBot in all jurisdictions outside of the People’s Republic of China, excluding Taiwan and the Hong Kong and Macao Special Administrative Regions. The Company also retains the exclusive right to file for 510(k) clearance or PMA approval for the SurgiBot System with the FDA and the exclusive right to distribute the SurgiBot System in the United States.

Company Information

We were organized as a Delaware corporation on August 19, 1988. Our principal executive offices are located at 635 Davis Drive, Suite 300, Morrisville, NC 27560. Our phone number is (919) 765-8400 and our Internet address is www.transenterix.com. The information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

THE OFFERING

We are offering up to 9,579,884 shares of common stock of the Company which are issuable upon the exercise of the Company’s outstanding Series B Warrants. In order to obtain the shares of common stock underlying the warrants, the holders thereof must pay the exercise price of $1.00 per share, and the Series B Warrants may be exercised in cash or by a cashless exercise at the election of the holder. The Series B Warrants may be exercised at any time beginning on May 3, 2017, the date of issuance, and from time to time thereafter, through and including the fifth anniversary of the issuance date.

We may receive up to $9,579,884 upon the exercise of the Series B Warrants, if and when the warrant holders elect to exercise such warrants for cash. We will not receive any proceeds from the sale of the underlying common stock by the holders of the Series B Warrants. Please see the section titled “Plan of Distribution” on page 6 for more information regarding the offering. Please refer to “Description of Securities,” beginning on page 6 with respect to the description of the Series B Warrants.

RISK FACTORS

Investing in our securities involves substantial risks. In addition to other information contained in this prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as it may be amended, and subsequent Quarterly Reports on Form 10-Q, and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this report regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those referenced under the heading “Risk Factors.” These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus is filed with the SEC, and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Assuming the full exercise for cash of all of the remaining outstanding Series B Warrants, we will receive proceeds of $9,579,884. We intend to use any proceeds received from the exercise of the warrants for cash for working capital and general corporate purposes, including commercialization and regulatory clearance activities for our products. There is no assurance that the holders of the outstanding Series B Warrants will elect to exercise any or all of the warrants, either for cash or at all.

DILUTION

If the Series B Warrants are exercised, your interest will be diluted immediately to the extent of the difference between the exercise price and the as adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our shares of common stock as of September 30, 2017 was approximately $(25) million, or approximately $(0.16) per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding. Dilution per share represents the difference between the per share exercise price paid by holders of the Series B Warrants, assuming that the warrants are exercised for cash, and the net tangible book value per share of our common stock.

After giving effect to the cash exercise of all outstanding Series B Warrants at an exercise price of $1.00 per share, and after deducting estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2017 would have been approximately $(15.4) million, or approximately $(0.09) per share. This represents an immediate increase in net tangible book value of approximately $0.07 per share to our existing stockholders, and an immediate dilution in as adjusted net tangible book value of approximately $1.09 per share to the holders of the outstanding Series B Warrants, as illustrated by the following table:

Exercise price per share		$1.00
Net tangible book value per share at September 30, 2017	$(0.16)
Increase in net tangible book value per share attributable to holders of Series B Warrants upon the exercise of all outstanding warrants for cash	$0.07
As adjusted net tangible book value per share as of September 30, 2017 after giving effect to the exercise of all outstanding Series B Warrants for cash		$(0.09)

Dilution per share to holders of Series B Warrants upon the exercise of all outstanding warrants for cash		$1.09

The number of shares of our common stock to be outstanding immediately after this offering is based on 155,281,071 shares outstanding as of September 30, 2017. This number of shares excludes as of such date:

•	16,473,707 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $2.25 per share;

•	3,381,368 shares of common stock issuable upon the exercise of outstanding warrants (excluding the outstanding warrants relating to the shares offered pursuant to this prospectus) at a weighted average exercise price of $1.30 per share;

•	4,394,656 shares of common stock issuable upon vesting of outstanding restricted stock units;

•	6,443,946 shares of common stock available for future issuance under our stock option plans; and

•	44,216,195 shares of common stock issued subsequent to September 30, 2017.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We are offering shares of our common stock issuable upon the exercise of outstanding Series B Warrants which were previously issued in connection with our May 2017 Offering. The Series B Warrants were issued and previously registered pursuant to the Prior Registration Statement. The Series B Warrants are exercisable in whole or in part, at the election of the holder, in cash or pursuant to a cashless exercise. The common stock issuable upon the exercise of the Series B Warrants will not be offered through underwriters, or brokers or dealers. We will not pay any compensation in connection with the offering of the shares upon exercise of the warrants. However, all costs and expenses incurred in connection with the registration of the offering made hereby will be paid by us.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

Of the authorized common stock, as of January 22, 2018, there were 199,497,266 shares outstanding and as of January 22, 2018 there were 33,035,736 shares of our common stock reserved for the exercise of outstanding stock options, warrants and restricted stock units. There were approximately 223 record holders as of January 22, 2018. Subject to the prior rights of the holders of any shares of preferred stock which may be issued in the future, the holders of our common stock are entitled to receive dividends from our funds legally available therefor when, as and if declared by our Board of Directors, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs, subject to the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Transfer Agent

The transfer agent for our common stock is Continental Stock & Transfer Company.

Listing

The shares of our common stock are currently listed on the NYSE American under the symbol “TRXC.”

Preferred Stock

Our Board has the authority, without further action by the holders of the outstanding common stock, to issue preferred stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, as to fix the terms of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series.

Warrants

We are offering shares of common stock that are issuable upon the exercise of 12,773,179 outstanding Series B Warrants to purchase up to 9,579,884 shares of our common stock. The Series B Warrants were previously issued in connection with our May 2017 Offering. The material terms and provisions of the Series B Warrants are summarized below. This summary is subject to and qualified in its entirety by the form of Series B Warrant which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2017. You should review a copy of the form of Series B Warrant for a complete description of the terms and conditions applicable thereto.

Form

The Series B Warrants were issued to the holders thereof in physical certificated form.

General Terms of the Series B Warrants

Each Series B Warrant represents the right to purchase 0.75 shares of common stock at an initial exercise price of $1.00 per share. Each Series B Warrant may be exercised, in cash or by a cashless exercise, at the election of the holder, at any time beginning on May 3, 2017, the date of issuance, and from time to time thereafter, through and including the fifth anniversary of the issuance date.

Exercisability

The Series B Warrants became exercisable on May 3, 2017, the date of issuance, and will expire on the five-year anniversary of the date of issuance. The Series B Warrants are exercisable in whole or in part, at the election of the holder, in cash or pursuant to a cashless exercise. If the Series B Warrants are exercised pursuant to a cashless exercise, upon such exercise, the holder would receive the net number of shares of common stock determined according to the formula set forth in the warrant.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Series B Warrants. As to any fraction of a share that the holder would otherwise be entitled to purchase upon such exercise, the number of shares of common stock to be issued shall be rounded up to the nearest whole number.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of a warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the Series B Warrant, in each case, by the delivery date set forth in the warrant, and if on or after such date the holder purchases the shares of our common stock to deliver in satisfaction of a sale by the holder of the underlying warrant shares that the holder anticipated receiving from us, then, within three business days of receipt of the holder’s request, we, at the holder’s discretion, will either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the shares of common stock purchased, or the buy-in price, at which point our obligation to deliver the underlying common stock will terminate, or (ii) promptly honor our obligation to deliver to the holder a certificate or certificates representing the underlying common stock or credit the holder’s balance account with Depository Trust Company and pay cash to the holder in an amount equal to the excess (if any) of the buy-in price over the product of (A) the number of shares of common stock, times (B) the lowest closing sale price of the common stock on any trading day during the period commencing on the date of the applicable exercise notice and ending on the date of the issuance and payment of the common shares by us.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of the Series B Warrant if the holder (together with its Attribution Parties (as defined in the form of Series B Warrant)) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Adjustment for Stock Splits

The exercise price and the number of shares of common stock purchasable upon the exercise of the Series B Warrants are subject to adjustment upon the occurrence of specific events, including sales of additional shares of common stock, stock dividends, stock splits, and combinations of our common stock.

Adjustments Upon Future Issuances of Securities

If, after the issuance date of the Series B Warrants, we (1) sell, or are deemed to sell any shares of common stock, for consideration less than a price equal to the exercise price in effect immediately prior to such sale or deemed issuance, or the applicable price, then the exercise price of the Series B Warrants shall be reduced to be equal to such new issuance price; (2) grant or sell any options (as defined in the form of Series B Warrant) and the lowest price per share for one share issuable under such option is less than the applicable price, then the share shall be deemed to have been sold at the time the option was issued for such price per share, and the exercise price of the warrants adjusted; (3) issue or sell any convertible securities (as defined in the form of Series B Warrant) and the lowest price per share for which one share of common stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the applicable price then such share of common stock shall be deemed to be outstanding and to have been issued and sold by us at the time of the issuance or sale of such convertible securities for such price per share, and the exercise price of the warrants adjusted; and (4) if the option price or rate of conversion of any options or convertible securities are changed, a further adjustment to the exercise price may be made. If an adjustment is made at the time of the issuance of an option or convertible security, no further adjustment is made upon exercise or conversion. If any of these sales or deemed sales are Excluded Securities (as defined below), the adjustment provisions do not apply.

Simultaneously with any adjustment to the exercise price of the Series B Warrants, the number of warrant shares that may be purchased upon exercise of such warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price for the adjusted number of shares of common stock underlying the warrant shall be the same as the aggregate exercise price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Series B Warrants, then, in each such case, the warrant holders shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the warrants.

Fundamental Transactions

If a Fundamental Transaction (as defined below) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Series B Warrants with the same effect as if such successor entity had been named in the warrant itself. Additionally, upon consummation of a Fundamental Transaction pursuant to which holders of shares of our common stock are entitled to receive securities or other assets with respect to or in exchange for shares of our common stock, we will make appropriate provision to insure that the holder will thereafter have the right to receive upon an exercise of the warrant at any time after the consummation of the Fundamental Transaction but prior to the expiration date of the warrant, in lieu of shares of our common stock (or other securities, cash, assets or other property) purchasable upon the exercise of the warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the holder would have been entitled to receive upon the happening of such Fundamental Transaction had the warrant been exercised immediately prior to such Fundamental Transaction. If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the warrant and will be applied without regard to any limitations on the exercise of the warrant. In the event of certain Fundamental Transactions, at the request of the holder, we or the successor entity shall purchase the unexercised portion of the warrant from the holder by paying to the holder, on or prior to the second trading day after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of the warrant on the date of such Fundamental Transaction.

Authorized Shares

During the period the Series B Warrants are outstanding, we will reserve from our authorized and unissued shares of common stock a sufficient number of shares to provide for the issuance of 100% of the shares of common stock underlying the Series B Warrants upon the exercise thereof.

Transferability

Subject to applicable laws, the Series warrants may be offered for sale, sold, transferred or assigned. There is currently no trading market for the warrants and a trading market is not expected to develop.

Rights as a Shareholder

Except as otherwise provided in the Series B Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Series B Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Amendments

Each Series B Warrant may be amended with the written consent of the holder of such warrant and us.

Listing

There is no established public trading market for the Series B Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Warrants on any national securities exchange.

Definitions

“Black-Scholes Value” means the value of the unexercised portion of the warrant remaining on the date of the holder’s request to us to repurchase the warrant (the “Request Date”), which value is calculated using the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing: (i) an underlying price per share equal to the greater of: (1) the highest closing sale price of our common stock during the period beginning on the trading day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the trading day of the Request Date; and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any); (ii) a strike price equal to the exercise price in effect on the Request Date; (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of: (1) the remaining term of the warrant as of the Request Date; and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the Request Date if such request is prior to the date of the consummation of the applicable Fundamental Transaction; (iv) a zero cost of borrow; and (v) an expected volatility equal to the greater of 75% and the 30 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the earliest to occur of (1) the public disclosure of the applicable Fundamental Transaction and (2) the consummation of the applicable Fundamental Transaction.

“Excluded Securities” means (i) shares of common stock, restricted stock units, stock appreciation rights, options to purchase common stock or similar rights issued to directors, officers, employees or consultants of the company for services rendered to the company in their capacity as such pursuant to an approved stock plan (as defined in the form of Series B Warrant), provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the holders; (ii) shares of common stock issued upon the conversion or exercise of convertible securities (other than options to purchase common stock issued pursuant to an approved stock plan that are covered by clause (i) above) issued prior to the issuance date of the warrants, provided that the conversion price of any such convertible securities (other than options to purchase common stock issued pursuant to an approved stock plan that are covered by clause (i) above) is not lowered, none of such convertible securities (other than options to purchase common stock issued pursuant to an approved stock plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such convertible securities (other than options to purchase common stock issued pursuant to an approved stock plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the holders; (iii) shares of common stock, options and convertible securities issued pursuant to equipment acquisitions, strategic mergers or acquisitions of other assets or businesses, or strategic licensing or development transactions; provided that (x) the primary purpose of such issuance is not to raise capital as determined in good faith by the holders, (y) the purchaser or acquirer of such shares of common stock in such issuance solely consists of either (1) the actual participants in such strategic licensing or development transactions, (2) the actual owners of such assets or securities acquired in such merger or acquisition or (3) the shareholders, partners or members of the foregoing persons, and (z) the number or amount (as the case may be) of such shares of common stock issued to such person by the company shall not be disproportionate to such person’s actual participation in such strategic licensing or development transactions or ownership of such assets or securities to be acquired by the company (as applicable); (iv) the shares of common stock issuable upon exercise of the registered warrants; provided, that the terms of the registered warrant are not amended, modified or changed on or after the issuance date (other than antidilution adjustments pursuant to the terms thereof in effect as of the issuance date).

“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another subject entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the company to be subject to or have its common stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of common stock, (y) 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all Subject Entities making or party to, or affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of common stock such that all Subject Entities making or party to, or affiliated with any subject entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of common stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of common stock, (y) at least 50% of the outstanding shares of common stock calculated as if any shares of common stock held by all the Subject Entities making or party to, or Affiliated with any subject entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of common stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of common stock, or (v) reorganize, recapitalize or reclassify its common stock, (B) that the company shall, directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, allow any subject entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of common stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding common stock not held by all such Subject Entities as of the date of the warrant calculated as if any shares of common stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of common stock or other equity securities of the company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the company to surrender their shares of common stock without approval of the shareholders of the company or (C) directly or indirectly, including through subsidiaries, affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group (as each such capitalized term is defined in the Form of Series B Warrant).

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Delaware Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, our board of directors approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or

•	on or after the consummation date, the business combination is approved by our board of directors and by the affirmative vote at an annual or special meeting of stockholders holding at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is generally a person who, together with affiliates and associates of such person:

•	owns 15% or more of outstanding voting stock; or

•	is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.

Certificate of Incorporation and Bylaw Provisions

Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that, among others, could have the effect of delaying, deferring or discouraging potential acquisition proposals and could delay or prevent a change of control of the Company. The provisions in our certificate of incorporation and bylaws that may have such effect include:

•	Preferred Stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, we could issue preferred stock quickly and easily, which could adversely affect the rights of holders of our common stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.

•	Stockholder Meetings. Under our certificate of incorporation, as amended, and bylaws, special meetings of our stockholders may be called only by the vote of a majority of the entire board of directors or the chairman of the board of directors. Our stockholders may not call a special meeting of the stockholders.

•	Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby have been passed upon by Ballard Spahr LLP.

EXPERTS

The Company’s consolidated financial statements as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements incorporated herein by reference contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents containing such information. This prospectus is part of a registration statement we filed with the SEC. You should rely on the information incorporated by reference in this prospectus and the registration statement. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information and information contained in documents filed earlier with the SEC. We incorporate by reference the documents listed below, filings made with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, and any future filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering; provided, that we are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 6, 2017;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on May 10, 2017; for the quarter ended June 30, 2017, filed on August 2, 2017; and for the quarter ended September 30, 2017, filed on November 9, 2017;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2017 (Items 1.01, 8.01 and 9.01), February 23, 2017 (Item 8.01), April 28, 2017 (Items 1.01, 1.02, 8.01 and 9.01), May 3, 2017 (Item 8.01), May 10, 2017 (Items 1.01, 1.02, 2.03, 3.03, 8.01 and 9.01), May 25, 2017 (Items 5.02, 5.07 and 9.01), June 6, 2017 (Items 5.02 and 9.01), August 31, 2017 (Items 1.01, 1.02 and 9.01), September 18, 2017 (Items 8.01 and 9.01), October 10, 2017 (Items 8.01 and 9.01), October 17, 2017 (Items 8.01 and 9.01), October 20, 2017 (Item 8.01), October 23, 2017 (Items 8.01 and 9.01), November 13, 2017 (Items 8.01 and 9.01), December 18, 2017 (Items 1.01 and 9.01) and January 8, 2018 (Items 8.01 and 9.01);

•	our definitive proxy statement on Schedule 14A, filed with the SEC on April 21, 2017; and

•	the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed on April 7, 2014, and any amendments to each such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

We will furnish to you, on written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of these filings at no cost by writing or telephoning our Secretary at the following address and telephone number:

TransEnterix, Inc.

Attention: Joshua Weingard, Chief Legal Officer and Secretary

635 Davis Drive, Suite 300

Morrisville, NC 27560

Telephone No.: (919) 765-8400

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register our securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules filed thereto. For further information about us and our securities offered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed with the registration statement. Any statement contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement is not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. You may read and copy any materials we file with the SEC, including the registration statement, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is http://www.sec.gov. You may also inspect our SEC reports and other information at our website at www.transenterix.com. Information on or accessible through our website is not a part of this prospectus. We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The costs and expenses payable by the Company in connection with the offerings described in this registration statement are as follows:

SEC registration fee	$2,403.28	*
Legal fees and expenses	$20,000.00	**
Accounting fees and expenses	$7,500.00	**
Printer costs and expenses	$3,096.72	**

Total	$33,000.00

*	Previously paid. Please refer to the Explanatory Note on the cover page of this Registration Statement.
**	Estimated as permitted under Rule 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.

The Delaware General Corporation Law (DGCL) and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws.

Section 145 of the DGCL permits a corporation to indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

A similar standard is applicable in the case of derivative actions (i.e., actions brought by or on behalf of the corporation), except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our bylaws provide for the indemnification described above and requires that any such indemnification only be made by the Company upon a determination that the applicable standard of conduct has been met, which determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Our bylaws also authorize the Board of Directors, in its discretion, to pay the expenses of any such action in advance of the final disposition of such action upon a written undertaking by such indemnitee to repay such amounts if it shall ultimately be determined that he or she is not entitled to indemnification under the standard set by the DGCL and our bylaws.

Section 102(b)(7) of the DGCL permits, and the Company’s Amended and Restated Certificate of Incorporation provide, that no director shall be personally liable to the Company or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to the Company or its stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (unlawful payment of dividend or unlawful stock purchase or redemption); and

•	from any transaction from which the director derived an improper personal benefit.

We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide indemnification to each director or executive officer (the “Indemnitee”) against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on his or her behalf if the Indemnitee is, or is threatened to be made, a party to or participant in any proceeding related to his or her status as a director and/or executive officer of the Company, as long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. For proceedings by or in the right of the Company, indemnification is provided as set forth above; provided, however, if applicable law so provides, no indemnification against such expenses will be made in respect of any claim, issue or matter in such proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

Section 145(g) of the DGCL grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into this registration statement:

Exhibit Number	Identification of Exhibit

4.1	Specimen Certificate for common stock of Registrant (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, File No. 333-193235, filed with the SEC on January 8, 2014, and incorporated by reference herein)

4.2	Form of Series B Warrant (filed as Exhibit 4.2 to the Registrants Current Report on Form 8-K, filed with the SEC on April 28, 2017, and incorporated by reference herein)

5.1*	Opinion of Ballard Spahr LLP

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (on signature page)

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in said act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina on the 26th day of January, 2018.

TransEnterix, Inc.

By:	/s/ Todd M. Pope
Todd M. Pope
President and Chief Executive Officer
(principal executive officer)

By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief
Financial Officer
(principal financial officer and
principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd M. Pope	President, Chief Executive Officer and Director (principal executive officer)	January 26, 2018
Todd M. Pope

Signature	Title	Date

/s/ Joseph P. Slattery	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	January 26, 2018
Joseph P. Slattery

*	Chairman of the Board and a Director	January 26, 2018
Paul A. LaViolette

*	Director	January 26, 2018
Andrea Biffi

*	Director	January 26, 2018
Jane H. Hsiao, Ph.D.

*	Director	January 26, 2018
William N. Kelley, M.D.

*	Director	January 26, 2018
Aftab R. Kherani

*	Director	January 26, 2018
David B. Milne

*	Director	January 26, 2018
Richard C. Pfenniger, Jr.

*	Director	January 26, 2018
William N. Starling, Jr.

*By:	/s/ Joseph P. Slattery
Joseph P. Slattery Attorney-in-fact